Exhibit 10.2

CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SIDE AGREEMENT

TO THE

MASTER FRAMEWORK AGREEMENT (ETJ)

This Side Agreement to the Master Framework Agreement (ETJ) (the “AGREEMENT”) is entered into by and between Axens North America, Inc. (“AXENS”) and Gevo, Inc. (“GEVO”) on the EFFECTIVE DATE (defined below). AXENS and GEVO hereinafter are collectively referred to as “PARTIES” and each individually as a “PARTY”.  All terms that are not defined in this AGREEMENT shall have the meaning set forth in that certain Master Framework Agreement for Ethanol to Jet Collaboration, dated September 22, 2021 (the “ETJ MFA”).

BACKGROUND

(A)

AXENS wishes to provide SERVICES in the EXCLUSIVE FIELD in the United States relating to the PROCESSES to Phillips 66 Company, a Delaware corporation (“P66”), Archer-Daniels-Midland Company, a Delaware corporation (“ADM”), or a forthcoming entity or collection of entities owning dry or wet mill facilities in the United States in which P66, ADM or their respective AFFILIATES initially jointly possess a majority equity interest if and when such entity or entities are formed (the “MAVERICK JV”), whereby AXENS is prohibited from providing such services under the ETJ MFA. As of the EFFECTIVE DATE, GEVO does not hold any ownership interest, equity or otherwise, nor is it affiliated in any way with the MAVERICK JV.

(B)

Further, following certain discussions between ADM, P66, GEVO and AXENS, AXENS wishes in connection with the provision of such SERVICES to also grant licenses of the AXENS PROCESSES to P66, ADM and/or the MAVERICK JV in relation to up to three facilities for the production of sustainable aviation fuel, renewable diesel, or renewable gasoline blend stocks from corn ethanol located in the vicinity of the following facilities owned as of the EFFECTIVE DATE by ADM or its AFFILIATES: (a) an ethanol wet mill facility in Decatur, Illinois, (b) a dry mill in Cedar Rapids, Iowa, and (c) a dry mill and co-generation plant in Columbus, Nebraska (the “MAVERICK TERRITORY”).

(C)

GEVO is willing to authorize AXENS’ provision of SERVICES and extension of licenses in the limited manner described above, upon the execution of a separate Technology Access Agreement, made effective as of the EFFECTIVE DATE, by and among GEVO, ADM and P66 whereby GEVO shall be compensated in agreed amounts as consideration for the waiver and other grants provided by GEVO in this AGREEMENT (the “TECHNOLOGY ACCESS AGREEMENT”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the PARTIES agree to the following:

1.	Provision of Services AND LICENSES TO P66, ADM AND MAVERICK JV
1.1

During the term of this AGREEMENT, no exclusivity-related restrictions in the ETJ MFA shall apply to any agreement entered into by AXENS or any action taken by AXENS whereby AXENS enters into any agreement with, or provides services or grants any license to, ADM,

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P66 and/or the MAVERICK JV (the “MAVERICK ARRANGEMENTS”) provided that such MAVERICK ARRANGEMENTS shall:

(a)	be granted by AXENS in the EXCLUSIVE FIELD within the United States; and
(b)	be limited to the MAVERICK TERRITORY.
1.2

All MAVERICK ARRANGEMENTS contemplated under Section 1.1 hereto shall be entered into in writing between AXENS and P66, ADM and/or the MAVERICK JV and shall be on terms satisfactory to the parties to such MAVERICK ARRANGEMENTS.

1.3	[*****]
1.4

GEVO hereby agrees and acknowledges that the entry into any MAVERICK ARRANGEMENT by AXENS or the taking of any action by AXENS in accordance with Section 1.1 of this AGREEMENT shall not constitute a breach of the ETJ MFA. Other than with respect to a breach of this AGREEMENT or in an action to enforce any of its rights or obligations under this AGREEMENT, GEVO further agrees and acknowledges that it shall not be entitled to, and shall not, institute any action, lawsuit or other proceeding arising out of any matter, dispute, cause of action, claim or contention under the ETJ MFA against AXENS due to AXENS’ actions in accordance with Section 1.1 hereto.

2.	EFFECTIVE DATE; TERMINATION; EFFECT OF TERMINATION
2.1

This AGREEMENT shall be made effective as of the date of the last signature as written below (the “EFFECTIVE DATE”) and shall remain in full force and effect until the exclusivity under the ETJ MFA is suspended (in which case this AGREEMENT shall not remain in force and effect during the period of such suspension) or is terminated, unless terminated earlier in accordance with Section 2.2 hereto. For clarity, the termination of this AGREEMENT under this Section 2.1 shall mean that Axens is under no further exclusivity obligation vis-à-vis Gevo under the ETJ MFA.

2.2

Early Termination. Upon the occurrence of any of the following and GEVO providing subsequent written notice of termination to AXENS, this AGREEMENT shall automatically terminate, with immediate effect, on the thirtieth (30th) day after such notice is deemed duly given:

(a)

If by December 31, 2023, the MAVERICK JV is not formed as a going concern and, if not so formed, P66 and ADM did not provide by that date notice to AXENS and GEVO of their intent to otherwise jointly pursue the production of sustainable aviation fuel, renewable diesel, or renewable gasoline blend stocks from corn ethanol in the MAVERICK TERRITORY (“Milestone 1”); or

(b)

with respect to the MAVERICK TERRITORY, in each case as adapted to produce sustainable aviation fuel, renewable diesel, or renewable gasoline blend stocks produced from corn ethanol, the production of which utilizes the Axens Processes (“RENEWABLE HYDROCARBONS”) and ethanol sourced at least in part from the specified, existing mill facility (each, a “JV FACILITY” and collectively the “JV FACILITIES”), the date when the MAVERICK JV that owns such JV FACILITY approves (or its AFFILIATE having requisite authority approves), whether by resolution of its board of directors, shareholders, members or other corporate authority or by a press release or other public communication, (i) the financial commitment or investment or (ii) the funding or debt or equity financing of the estimated costs, in each case to convert such JV FACILITY to a facility able to produce RENEWABLE

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HYDROCARBONS employing the Axens Processes (an “FID”) is not made for at least one JV FACILITY in the MAVERICK TERRITORY by December 31, 2024 (“Milestone 2”).

Notwithstanding the foregoing, the PARTIES agree that the respective dates in Section 2.2(a) or 2.2(b) shall be extended for up to an additional ninety (90) day period if AXENS receives notice from P66 or ADM and notifies GEVO in writing prior to such respective date that (i) a MAVERICK JV is to be formed or (ii) an FID  is to be made for at least one JV FACILITY in the MAVERICK TERRITORY, as applicable, in each case, within such ninety (90) day period.

For the avoidance of doubt, if either Milestone 1 or Milestone 2 is not achieved by the respective dates set forth above, including the potential 90 day extensions, and GEVO fails to provide AXENS with the notice of termination contemplated in this Section 2.2,  then GEVO shall no longer have the right to enforce Section 2.3 against AXENS with respect to the MAVERICK ARRANGEMENTS, if any.

2.3	Following termination of this AGREEMENT pursuant to Section 2.2 and without recourse to GEVO:
(a)	AXENS shall no longer be entitled to enter into any other MAVERICK ARRANGEMENTS in reliance on the terms of Sections 1.1 and 1.4; and
(b)

AXENS shall immediately cease all services and other activities (except for wind-down activities and the invoicing and payment of services rendered) under any MAVERICK ARRANGEMENTS described in Section 1.1 and shall immediately terminate all then-existing MAVERICK ARRANGEMENTS between AXENS and P66, ADM and/or the MAVERICK JV detailed under Section 1.1, with immediate effect.

2.4	In no event shall termination of this AGREEMENT:
(a)	relieve either PARTY of its obligations under the ETJ MFA, except under Section 2.1;
(b)

subject GEVO to any additional liability or recourse by AXENS or P66, ADM and/or the MAVERICK JV (as third-party beneficiaries of this AGREEMENT), other than with respect to a breach of this AGREEMENT by GEVO or with respect to a breach of the ETJ MFA by GEVO.

(c)

pursuant solely to Section 2.1 affect the term, terms of, validity or existence of any MAVERICK ARRANGEMENTS entered into by or among AXENS and P66, ADM and/or the MAVERICK JV regarding the EXCLUSIVE FIELD in the MAVERICK TERRITORY or require the cessation of services and/or any other activities by AXENS provided to P66, ADM and/or the MAVERICK JV pursuant to Section 1.1 hereto; or

(d)	affect the term, terms of or existence of the ETJ MFA or any ANCILLARY AGREEMENTS thereunder, except under Section 2.1.
3.	Miscellaneous
3.1

Neither PARTY shall, and each PARTY shall cause its AFFILIATES not to, refer to or use any business name or trademark of the other PARTY or of P66, ADM and/or the MAVERICK JV in any of its own promotional communications, without the prior written approval of the other PARTY (or, as the case may be, P66, ADM and/or the MAVERICK JV as third-party beneficiaries) (which shall not be unreasonably withheld or delayed).  When an announcement is required by any APPLICABLE LAW or REGULATORY AUTHORITY, including any

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securities exchange of which the securities of a PARTY (or any of its AFFILIATES) are listed or traded, the other PARTY (or, as the case may be, P66, ADM and/or the MAVERICK JV as third-party beneficiaries) shall have the right to review the draft prepared by the announcing-PARTY.

3.2

The PARTIES acknowledge and agree that each of P66, ADM and the MAVERICK JV (if and once formed) are intended third-party beneficiaries of Sections 1.1, 1.4, 2.1, 2.2, 2.4(b), 2.4(c), 3.1, 3.2 and 3.3 of this AGREEMENT, and each shall have the right to enforce such provisions of this AGREEMENT to the extent it deems such enforcement necessary to protect its rights hereunder.  In no event shall the PARTIES amend or modify this AGREEMENT in a manner adverse to P66, ADM or the MAVERICK JV (if and once formed) without the prior written consent of each of P66, ADM and the MAVERICK JV (if and once formed), not to be unreasonably withheld, conditioned, or delayed.  Except as otherwise provided in this Section 3.2, this AGREEMENT is not intended to and shall not be construed to give a third party any third-party beneficiary rights with respect to or in connection with any provision contained herein or contemplated hereby.  For the avoidance of doubt, this Section 3.2 shall not be construed to make P66, ADM or the MAVERICK JV third party beneficiaries under the ETJ MFA.

3.3

The PARTIES hereby incorporate the following sections of the ETJ MFA by reference into this AGREEMENT, whereby the term “AGREEMENT” therein shall be interpreted as this AGREEMENT: 15 (except, for clarity, P66 and ADM may assign, transfer or novate any or all of their rights under Section 3.2 to the MAVERICK JV if the MAVERICK JV is created), 17, 18, and 19.

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IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be executed via electronic signature by their duly authorized representatives.

GEVO, INC.                    AXENS NORTH AMERICA, INC.

/s/Patrick Gruber /s/ Christian Vaute Signature Signature Name: Patrick R. Gruber Christian Vaute Title: Chief Executive Officer Title: Chief Executive Officer Date: May 5, 2023 Date: May 5, 2023
/s/ Timothy Cesarek /s/ Anthony Ferrell Signature Signature Name: Timothy J. Cesarek Anthony Ferrell Title: Chief Commercial Officer Title: Chief Commercial Officer Date: May 5, 2023 Date May 5, 2023

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